UNITED STATES
SECURITIES AND EXCHANGE COMMISION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 31, 2006

MEDIAMAX TECHNOLOGY CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-31079	77-0140428
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

668 N 44th St., # 241, Phoenix, Arizona 85008
(Address of principal executive offices) (Zip Code)

602-267-3800
Registrant's telephone number, including area code

886 N. Cofco Center Court # 1053 Phoenix, Arizona 85008
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-206202006(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(C)under Exchange Act (17 CFR 240.13e-4(C))

ITEM 8.01 OTHER EVENTS

The Company has previously filed a lawsuit against Mr. Kevin Clement, the previous president and CEO of MediaMax Technology Corp. (“MediaMax”), in Maricopa County Superior Court, Arizona on June 20, 2006; the same day the Company’s Board of Directors terminated him for cause. The termination of the Employment Agreement between the Company and Mr. Clement was described in a previous Form 8-K filed by the Company on June 26, 2006. A copy of the Employment Agreement was filed as Exhibit 10.2 on Form 8-K filed by the Company on November 4, 2005.

However, instead of filing a counterclaim in the Arizona Superior Court as a part of his Answer, Mr. Clement, has responded to the Company’s lawsuit against him by filing a separate lawsuit against the Company in the U.S. District Court for the Southern District of New York on July 14, 2006.

The original lawsuit filed by the Company against Mr. Clement cited, among other claims, breach of contract and breaches in his fiduciary responsibility, which Mr. Clement’s Answer denies . Mr. Clement’s lawsuit in New York asserts, among other claims, that the Company breached certain sections of his Employment Agreement, failed to fully compensate him, and violated New York labor law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

MEDIAMAX TECHNOLOGY CORPORATION

Date: July 31, 2006	By:	/s/ Scott Stoegbauer
Scott Stoegbauer
Title: President